Exhibit 10.30

FOURTH AMENDMENT
TO FINANCING AGREEMENT

FOURTH AMENDMENT, dated as of May 15, 2017 (this “Amendment”), to the Financing Agreement, dated as of June 24, 2016 (as amended, supplemented, replaced or otherwise modified from time to time, the “Financing Agreement”), by and among Rimini Street, Inc., a Nevada corporation (the “Parent”; and together with each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, a Delaware limited liability company (“Colbeck”) as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers, the Guarantors, the Agents and the Required Lenders wish to amend certain terms and provisions of the Financing Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.          Amendments.

(a)          New Definitions.  Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Fourth Amendment” means the Fourth Amendment to Financing Agreement, dated as of May      , 2017, by and among the Agents, the Lenders party thereto and the Loan Parties.”

““Fourth Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 4 of the Fourth Amendment have been either satisfied or waived.”

(b)          Existing Definitions.

(i)          The definition of “Consolidated EBITDA” in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (b)(viii) therein in its entirety to read as follows:

“(viii)          expenses related to an initial public offering paid during such period in an aggregate amount not to exceed $3,000,000 for any four consecutive fiscal-quarter period of the Loan Parties and their Subsidiaries, to the extent permitted to be paid under Section 7.02(t),”

(n)          Section 7.02(t) (IPO Expenses).  Section 7.02(t) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(t)          IPO Expenses.  Permit or cause the fees and disbursements of legal counsel to the Loan Parties and their Subsidiaries (which, for greater certainty, shall not include any filing fees, underwriters’ fees, printer fees, accounting or audit fees, listing fees or any other costs of expenses to other services providers who are not legal counsel to the Loan Parties and their Subsidiaries) incurred for preparing and effecting the registration of an initial public offering of the Equity Interests of the Parent or any of its Subsidiaries (or their direct or indirect parent) (but expressly excluding fees and disbursements that are either paid from the proceeds of such initial public offering or incurred for any extraordinary or atypical matters arising in connection with such initial public offering process or the sale of such Equity Interests) to be greater than $5,000,000 (which amount shall be increased on a dollar for dollar basis for any amounts payable by the Borrower with respect to fees and expenses of counsel to the Agents and the Lenders related thereto that exceed $1,000,000 in the aggregate) for any four consecutive fiscal-quarter period of the Loan Parties and their Subsidiaries, commencing from the Effective Date and thereafter.”

3.          Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)          Representations and Warranties; No Event of Default.  The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any  Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Fourth Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Fourth Amendment Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

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(b)          Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite corporate (or equivalent) power and authority to conduct its business as now conducted and as presently contemplated and to execute this Amendment and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated hereby and by the Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

(c)          Authorization; Etc.  The execution, delivery and performance of this Amendment by the Loan Parties, and the performance of the Financing Agreement, (i) have been duly authorized by all necessary corporate (or equivalent) action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law to the extent such contravention would adversely affect the material operations of the Borrowers or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document or any other Permitted Lien) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except for any violation referred to in clause (ii)(C) or clause (iv) above which could not reasonably be expected to have a Material Adverse Effect.

(d)          Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral that were made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

4.          Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full, in a manner reasonably satisfactory to the Origination Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied or waived being herein called the “Fourth Amendment Effective Date”):

(a)          The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and the Required Lenders.

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(b)          The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Fourth Amendment Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(c)          No Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

(d)          The Borrowers shall have paid on or before the Fourth Amendment Effective Date all fees, costs and expenses then payable pursuant to Section 2.06 and Section 12.04, including, without limitation, the reasonable fees and expenses of Schulte Roth & Zabel LLP, counsel to the Origination Agent.

5.          Continued Effectiveness of the Financing Agreement and Other Loan Documents.  Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fourth Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended or modified by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.  This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

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6.          Release.  Each Loan Party hereby acknowledges and agrees that, on the Fourth Amendment Effective Date:  (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Fourth Amendment Effective Date against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each Agent and each Lender has, prior to the Fourth Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Fourth Amendment Effective Date to such Loan Party and its Affiliates under the Financing Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Agents and the Lenders wish (and each Loan Party agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Fourth Amendment Effective Date would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Fourth Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Fourth Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Fourth Amendment Effective Date related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Fourth Amendment Effective Date.

As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

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Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action arising on or prior to the Fourth Amendment Effective Date and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Loan Party understands, acknowledges and agrees that to the extent permitted under applicable law, the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees and agents, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of the Released Parties above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) the Released Parties on the basis of any claim released, remised and discharged by such Person pursuant to this Section 6.  Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Financing Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent’s Lien on any item of Collateral under the Financing Agreement or the other Loan Documents.  If any Loan Party or any of its respective successors, assigns, or officers, directors, employees and agents, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as the Released Parties may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by the Released Parties as a result of such violation.

Each Lender hereby acknowledges and agrees that, on the Fourth Amendment Effective Date:  (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Fourth Amendment Effective Date against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC or CB Agent Services LLC (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates has, prior to the Fourth Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Fourth Amendment Effective Date to such Lender and its Affiliates under the Financing Agreement and the other Loan Documents.  Notwithstanding the foregoing, Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates wish (and each Lender agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Fourth Amendment Effective Date would give rise to any claim by any Lender against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Lender (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Lender Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Colbeck/Cortland Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Fourth Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Lender Releasor has heretofore had or now or hereafter can, shall or may have against any Colbeck/Cortland Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Fourth Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Fourth Amendment Effective Date related or attendant thereto, or the agreements of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC or any of their respective Affiliates contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Fourth Amendment Effective Date.

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As to each and every claim released hereunder, each Lender hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Lender also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

7.          Miscellaneous.

(a)          This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)          Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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(c)          This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)          Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

(e)          Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)          The Borrowers will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders party to this Amendment in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders party to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

RIMINI STREET, INC.

By:	/s/ Seth A Ravin
Name: Seth A Ravin
Title: CEO

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By:	/s/ Polina Arsentyeva
Name: Polina Arsentyeva
Title: Associate Counsel

ORIGINATION AGENT:

CB AGENT SERVICES LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

LENDER:

COLBECK CAPITAL MANAGEMENT, LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

LENDER:

COLBECK STRATEGIC LENDING MASTER, L.P.

By:	Colbeck Capital Management, LLC, its investment manager

By:	/s/ Baabur Khondker
Name: Baabur Khondker
Title: Chief Financial Officer

LENDER:

CB PARTICIPATIONS SPV, LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

LENDER:

NORTH HAVEN CREDIT PARTNERS II L.P.

By:	MS Credit Partners II GP L.P., its general partner

By:	MS Credit Partners II GP Inc., its general partner

By:	/s/ Ashwin Krishnan
Name: Ashwin Krishnan
Title: Managing Director

LENDER:

CION INVESTMENT CORP.

By:	/s/ Gregg Bresner
Name: Gregg Bresner
Title: Chief Investment Officer

LENDER:

ALPINE ASSOCIATES, A LIMITED PARTNERSHIP

By:	/s/ Michael Sminceas
Name: Michael Sminceas
Title: Vice President of the General Partner

LENDER:

ALPINE HERITAGE, L.P.

By:	/s/ Michael Sminceas
Name: Michael Sminceas
Title: Vice President of the General Partner

LENDER:

ALPINE HERITAGE II, L.P.

By:	/s/ Michael Sminceas
Name: Michael Sminceas
Title: Vice President of the General Partner

LENDER:

ALPINE HERITAGE OFFSHORE FUND LTD.

By:	/s/ Michael Sminceas
Name: Michael Sminceas
Title: Vice President